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                                                                    EXHIBIT 10.2
                                                                    ------------

                             STOCK OPTION AGREEMENT

                           (Eligible Director Option)
                           --------------------------


         THIS AGREEMENT is made to be effective as of April 29, 1999 (the "GRANT DATE"), by and between Dominion Homes, Inc., an Ohio corporation (the "COMPANY"), and Pete A. Klisares (the "OPTIONEE").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Board of Directors of the COMPANY adopted the Borror Corporation Incentive Stock Plan (the "PLAN") on February 28, 1994;

         WHEREAS, the shareholders of the COMPANY, upon the recommendation of the COMPANY's Board of Directors, approved the PLAN on March 3, 1994; and

         WHEREAS, the PLAN was amended as of December 5, 1995, May 7, 1997, and July 28, 1998, to, among other things, change the name of the PLAN to the Dominion Homes, Inc. Incentive Stock Plan; and

         WHEREAS, pursuant to the terms of the PLAN, a Director Option (as that term is defined in the PLAN) to acquire two thousand five hundred (2,500) common shares, without par value, of the COMPANY (the "SHARES") is to be granted to each Eligible Director (as that term is defined in the PLAN), including the OPTIONEE, on the first business day after each annual meeting of shareholders of the COMPANY, provided that the Eligible Director is serving as a member of the Board of Directors of the COMPANY on such date, upon the terms and conditions set forth in the PLAN and in this Agreement;

         NOW, THEREFORE, in consideration of the premises, the parties hereto make the following agreement, intending to be legally bound thereby:

1. PLAN AS CONTROLLING. All terms and conditions of the PLAN, as it may be amended from time to time, applicable to Director Options granted thereunder shall be deemed incorporated herein by reference. A copy of the PLAN as in effect on the date of this Agreement is attached hereto as Annex A. In the event that any provision in this Agreement conflicts with any term in the PLAN, the term in the PLAN shall be deemed controlling.

2.

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3. GRANT OF OPTION. Subject to the terms and conditions of both the PLAN and this Agreement, the COMPANY hereby grants to the OPTIONEE a Director Option (the "OPTION") to purchase 2,500 SHARES. The OPTION is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

4.

5. TERMS AND CONDITIONS OF THE OPTION.

6.

(A) EXERCISE PRICE. The purchase price (the "EXERCISE PRICE") to be paid by the OPTIONEE to the COMPANY upon the exercise of the OPTION shall be Eight and 50/100 Dollars ($8.50) per SHARE, being 100% of the Fair Market Value (as that term is defined in the PLAN) of the SHARES on the GRANT DATE.

(A) EXERCISE OF THE OPTION. Subject to the provisions of the PLAN and the other provisions of this Agreement, the OPTION shall remain exercisable on the GRANT DATE and shall remain exercisable until the date of expiration of the OPTION term.

(B)

(C) The grant of this OPTION shall not confer upon the OPTIONEE any right to continue as a Director of the COMPANY nor limit in any way the right of the shareholders of the COMPANY to terminate the services of the OPTIONEE at any time.

(D)

(E) (C) OPTION TERM. The OPTION shall in no event be exercisable after the expiration of ten (10) years from the GRANT DATE.

(F)

(G) (E) METHOD OF EXERCISE. The OPTION may be exercised by giving written notice of exercise to the COMMITTEE in care of the Treasurer of the COMPANY stating the number of SHARES subject to the OPTION in respect of which it is being exercised. The OPTIONEE shall be required, as a condition precedent to the OPTIONEE's right to exercise the OPTION and at the OPTIONEE's expense, to supply the COMMITTEE with such evidence, representations and agreements as the COMMITTEE may deem necessary or desirable to establish the OPTIONEE's right to exercise the OPTION and the propriety of the sale of the SHARES by reason of such exercise under the Securities Act of 1933, as amended from time to time (the "Securities Act"), and any other laws or requirements of any governmental authority. Without limiting the generality of the foregoing, the OPTION shall not be exercisable unless the sale of the SHARES by reason of such exercise has been registered under the Securities Act and all other applicable securities laws of any jurisdiction or unless such sale is exempt from such registration requirements.

(H)

(I) Payment of the EXERCISE PRICE for all such SHARES shall be made to the COMPANY at the time the OPTION is exercised in such form as authorized by
Section 6(d) of the PLAN. After payment in full for the SHARES purchased under the OPTION has been made, the COMPANY shall take all such action as is necessary to deliver appropriate stock certificates evidencing the SHARES purchased upon the exercise of the OPTION as promptly thereafter as is reasonably practicable.



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(J)

                  (F) SATISFACTION OF TAXES AND TAX WITHHOLDING REQUIREMENTS. The COMPANY or a Subsidiary shall be entitled and is authorized, if the COMMITTEE deems it necessary or desirable, to withhold (or secure payment from the OPTIONEE in lieu of withholding) as provided in Section 10(e) of the PLAN. The COMPANY may defer delivery of any SHARES pursuant to the exercise of the OPTION unless indemnified to its satisfaction in this regard.

1. ADJUSTMENTS AND CHANGES IN THE SHARES SUBJECT TO THE OPTION.

2.

         In the event that any dividend or other distribution (whether in the form of SHARES, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of SHARES or other securities of the COMPANY, issuance of warrants or other rights to purchase SHARES or other securities of the COMPANY, or other similar corporate transaction or event affects the SHARES such that an adjustment is necessary in regard to outstanding Options (as that term is defined in the PLAN) held by Participants (as that terms is defined in the PLAN) and such adjustment is made by the COMMITTEE pursuant to the first sentence of Section 4(b) of the PLAN in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the PLAN, the COMMITTEE shall make a corresponding adjustment to the OPTION.

1. NON-ASSIGNABILITY OF THE OPTION.

2.

3. (A) During the lifetime of the OPTIONEE, the OPTION shall not be assignable or transferable and may be exercised only by the OPTIONEE, or, if permissible under applicable law, by the OPTIONEE's guardian or legal representative or a transferee receiving the OPTION pursuant to a qualified domestic relations order ("QDRO"), as determined by the COMMITTEE.

4.

5. (B) The OPTION may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the OPTIONEE otherwise than by will or the laws of descent and distribution or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the COMPANY or any Subsidiary.

6.

7. EXERCISE AFTER TERMINATION OF EMPLOYMENT.

8.

(A) Except as otherwise provided in this Agreement or in the PLAN, the OPTION is exercisable only by the OPTIONEE.

(B)

(C) Except as otherwise provided in this Section 6, if the OPTIONEE ceases to be a member of the Board of Directors of the COMPANY, the OPTION must be exercised on or before the earlier of three months after the date the OPTIONEE ceases to be a member of the Board of Directors of the COMPANY or the fixed



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expiration date of the OPTION, after which period the OPTION shall expire;
provided, however, that if the OPTIONEE ceases to be a member of the Board of Directors of the COMPANY after having been convicted of, or pled guilty or nolo contendere to, a felony, the OPTION shall be cancelled on the date the OPTIONEE ceases to be a member of the Board of Directors of the COMPANY.

(D)

(E) In the event of the death of the OPTIONEE while a member of the Board of Directors of the COMPANY, the OPTION shall be exercisable by his estate for a period ending on the earlier of the fixed expiration date of the OPTION or twelve months after the date of death, after which period the OPTION shall expire. For purposes hereof, the estate of the OPTIONEE shall be defined to include the legal representative thereof or any person who has acquired the right to exercise the OPTION by reason of the death of the OPTIONEE.

(F)

(G) In the event the OPTIONEE ceases to be a member of the Board of Directors of the COMPANY by reason of the "disability" of the OPTIONEE, the OPTION shall be exercisable by the OPTIONEE or his guardian or legal representative for a period ending on the earlier of twelve months after the OPTIONEE ceases to be a member of the Board of Directors of the COMPANY or the fixed expiration date of the OPTION. For purposes hereof, "disability" shall have the same meaning as that set forth for that term in Section 22(e)(3) of the CODE, or any successor provision as in effect from time to time.

(H)

9. RESTRICTIONS ON TRANSFERS OF SHARES. Anything contained in this Agreement or elsewhere to the contrary notwithstanding, the OPTION may not be exercised if the COMMITTEE determines that the sale of SHARES upon exercise of the OPTION may violate the Securities Act or any other law or requirement of any governmental authority. An appropriate restrictive legend shall be placed on certificates representing SHARES acquired upon the exercise of the OPTION, unless the COMMITTEE determines, upon the advice of counsel to the COMPANY, that such legend is not required because of the existence of an effective registration statement registering the SHARES under the Securities Act or because all applicable federal and state legal requirements have been satisfied.

10.

11. NO RIGHTS OF THE OPTIONEE AS A SHAREHOLDER. The OPTIONEE shall have no rights as a shareholder of the COMPANY with respect to any SHARES covered by the OPTION until the date of issuance of a certificate to the OPTIONEE evidencing such SHARES.

12.

13. GOVERNING LAW. The rights and obligations of the OPTIONEE and the COMPANY under this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (without giving effect to the conflict of laws principles thereof) in all respects, including, without limitation, matters relating to the validity, construction, interpretation, administration, effect, enforcement, and remedies provisions of the PLAN and its rules and regulations, except to the extent preempted by applicable federal law.

14.



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15. RIGHTS AND REMEDIES CUMULATIVE. All rights and remedies of the COMPANY and of the OPTIONEE enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

16.

17. CAPTIONS. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

18.

19. SEVERABILITY. If any provision of this Agreement or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

20.

21. NUMBER AND GENDER. When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

22.

23. AMENDMENT, ETC. OF OPTION. The COMMITTEE may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the OPTION, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of the OPTIONEE or any holder or beneficiary of the OPTION shall not to that extent be effective without the consent of the OPTIONEE, holder or beneficiary.

24.

25. ENTIRE AGREEMENT. This Agreement, including the PLAN as amended from time to time incorporated by reference herein, constitutes the entire agreement between the COMPANY and the OPTIONEE in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.

26.

27. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the date first above written.

28.

29.                                               COMPANY:
                                                  --------
30.



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31.                                     DOMINION HOMES, INC.

32.

33.

34.                                     By: /s/ Robert A. Meyer
                                            -------------------
35.                                          Robert A. Meyer, Jr.
36.                                          Senior Vice President

37.

38.

39.                                     OPTIONEE:
                                        ---------
40.

41.

42.                                     /s/ Pete A. Klisares
                                        --------------------
                                        Pete A. Klisares


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